SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549

           _____________________________________


                         FORM 8-A/A
                       Amendment No. 1

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
          PURSUANT TO SECTION 12(b) or 12(g) OF THE
               SECURITIES EXCHANGE ACT OF 1934


                      MARSHALL INDUSTRIES
___________________________________________________________
     (Exact Name of Registrant as Specified in Its Charter)


California                                     95-2048764
_______________________________________        ____________
(State of incorporation or organization)      (IRS Employer
                                             Identification
                                                 Number)


9320 Telstar Avenue, El Monte, California      91731-2895
_________________________________________      ___________
(Address of principal executive offices)       (Zip Code)

   If this form relates to the      If this form relates to
   registration of a class of       the registration of a class
   securities pursuant to Section   of securities pursuant to
   12(b) of the Exchange Act and    Section 12(g) of the Exchange
   is effective pursuant to General Act and is effective pursuant Instruction A.(c), please check to General Instruction A.(d),
   the following box.  [X]          please check the following
                                    box. [  ]
Securities Act registration statement file number to which
this form relates:                         _______________
                                          (If applicable)


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class        Name of Each Exchange on Which
       to be so Registered        Each Class is to be Registered
       ___________________        ______________________________

      Preferred Stock Purchase        New York Stock Exchange
               Rights                 _______________________
      ________________________

Securities to be registered pursuant to Section 12(g) of the
Act:

                              None
                       _______________
                       (Title of Class)

          This Amendment No. 1 to Form 8-A amends and supplements the Form 8-A filed on February 17, 1999 by Marshall Industries, a California corporation (the
"Company"), with respect to the Rights Agreement dated as of February 8, 1999 between the Company and First Union
National Bank, as Rights Agent. Since the Form 8-A was filed, the Company has filed a revised Certificate of Determination of Junior Participating Preferred Stock with the Secretary of State of the State of California. The purpose of this Amendment No. 1 is to amend Item 2 of the Form 8-A to include the revised Certificate of Determination as Exhibit 2.2 hereto.


Item 2.  Exhibits.

Exhibit No.    Description of Exhibit
__________     ______________________

1.1            Form of Right Certificate, filed as Exhibit A to
               Exhibit 2.1 to the registration statement on Form
               8-A filed by the Company on February 17, 1999 and incorporated herein by this reference.


2.1 Rights Agreement dated as of February 8, 1999 between the Company and First Union National Bank, as Rights Agent, including the Form of Right Certificate (Exhibit A), the Summary of Rights to Purchase Junior Participating Preferred Stock (Exhibit B), and the Form of Certificate of Determination of Junior Participating Preferred Stock (Exhibit C), filed as Exhibit 2.1 to the registration statement on Form 8-A filed by the Company on February 17, 1999 and incorporated herein by this reference.


2.2            Certificate of Determination of Junior
               Participating Preferred Stock.


2.3 Form of letter sent to the Company's shareholders describing the Rights, filed as Exhibit 2.3 to the registration statement on Form 8-A filed by the Company on February 17, 1999 and incorporated herein by this reference.

                          SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to its registration statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                              MARSHALL INDUSTRIES


Date: March 18, 1999         By: /s/ Henry Chin
                             _______________________
                                 Henry Chin
                                 Vice President,
                                 Chief Financial Officer
                                 and Secretary

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